News ONEOK to Present at Wells Fargo Energy Symposium TULSA, Okla. – Dec. 4, 2017 – ONEOK, Inc. (NYSE: OKE) will participate in the Wells Fargo Energy Symposium Dec. 6-7, 2017, in New York City. Terry K. Spencer, ONEOK president and chief executive officer, will present at the conference at 3:15 p.m. Eastern Standard Time (2:15 p.m. Central Standard Time) on Wednesday, Dec. 6. Spencer, along with Walter S. Hulse III, ONEOK chief financial officer and executive vice president, strategic planning and corporate affairs; and Sheridan C. Swords, ONEOK senior vice president, natural gas liquids, will conduct a series of one-on-one meetings with investment- community representatives at the conference. The conference will be webcast and accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days. Materials used at the conference will be accessible on ONEOK’s website beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time) on Wednesday, Dec. 6. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, Inc., visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOK. ### December 4, 2017 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 Exhibit 99.1